Exhibit 10.5

Final Form

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 16th day of May 2023, by and between Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), enGene Holdings Inc., a company incorporated under the laws of Canada (“Newco”) and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, Can Merger Sub, a company to be incorporated under the laws of Canada (“Can Merger Sub”), will be a wholly-owned subsidiary of FEAC incorporated solely for purposes of effecting the Transactions (as defined below), and Cayman Merger Sub, a company to be incorporated as a Cayman Island exempted company (“Cayman Merger Sub”) will be a wholly-owned subsidiary of Newco incorporated solely for purposes of effecting the Transactions;

WHEREAS, enGene Inc., a corporation incorporated and existing under the laws of Canada (“enGene”) entered into a Note Purchase Agreement dated as of October 20, 2022 by and among enGene, Forbion Capital Fund III Cooperatief U.A. (“Forbion Capital Fund III”), Fonds de Solidarité des Travailleurs du Québec (F.T.Q.) (“FSTQ”), Lumira Ventures III, L.P. (“Lumira III”), Lumira Ventures III (International), L.P. (“Lumira International III”), Merck Lumira Biosciences Fund, L.P. (“Merck”), Merck Lumira Biosciences Fund (Québec), L.P. (“Merck Québec” and together with, Merck, FSTQ, Lumira III, Lumira International III and Forbion Capital Fund III, collectively the “2022 Noteholders”) (the “2022 Note Purchase Agreement”) pursuant to which enGene issued $18.4 million of convertible promissory notes (each a “2022 Convertible Note” and collectively, the “2022 Convertible Notes”) to the 2022 Noteholders in substantially the form attached to the 2022 Note Purchase Agreement on the terms and conditions set forth therein;

WHEREAS, enGene and each 2022 Noteholder have entered into amended and restated convertible promissory notes on or about the date hereof, to amend and restate the 2022 Convertible Notes (each an “Amended 2022 Convertible Note” and collectively, the “Amended 2022 Convertible Notes”) pursuant to which (i) the Amended 2022 Convertible Notes are, among other things, convertible into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio (as defined in the Business Combination Agreement), shall equal that number of Ordinary Shares (as defined below) (or, after the Assumption (as defined below), Newco Common Shares (as defined below)) that the holders of the Amended 2022 Convertible Notes would have received if they subscribed for Ordinary Shares (or, after the Assumption, Newco Common Shares) on the same terms as the PIPE Financing (as defined below) and (ii) each 2022 Noteholder received warrants to acquire common shares of enGene in consideration of certain amendments set forth in each Amended 2022 Convertible Note (the “2022 Warrants”);

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement and the Business Combination Agreement, the Sponsor (as defined below) and Investissement Québec (“IQ”) are entering into agreements with enGene, pursuant to which the Sponsor and IQ will purchase, in one or more closings, (i) convertible promissory notes of enGene (the “Original 2023 Convertible Notes” and, together with the Amended 2022 Convertible Notes, the “Company Convertible Notes”) that will, among other things, convert into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio, shall equal that number of Ordinary Shares (or, after the Assumption, Newco Common Shares) that the holders of the Original 2023 Convertible Notes would have received if they subscribed for Ordinary Shares on the same terms as the PIPE Financing, and (ii) warrants to acquire common shares of enGene (the “Original 2023 Warrants”);

WHEREAS, the Company entered into a Note Purchase Agreement dated as of April 4, 2023 by and among the Company, Forbion Capital Fund III, FSTQ, Lumira III, Lumira International III, Lumira Ventures IV, L.P., Lumira Ventures IV (International), L.P., Merck, Merck Québec (collectively, with respect to the 2023 Subordinated Financing (as defined below), the “2023 Noteholders”) (the “2023 Subordinated Note Purchase Agreement”) pursuant to which the Company issued $8.0 million of subordinated promissory notes (each a “2023 Subordinated Note” and collectively, the “2023 Subordinated Notes”) to the 2023 Noteholders in substantially the form attached to the 2023 Subordinated Note Purchase Agreement on the terms and conditions set forth therein (the “2023 Subordinated Financing”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into agreements with the 2023 Noteholders pursuant to which the Company will repay the 2023 Subordinated Notes by issuing to each 2023 Noteholder (i) an amount of convertible promissory notes of the Company substantially in the same form and on the same terms as the Original 2023 Convertible Notes (the “Additional 2023 Convertible Notes” and, together with the Original 2023 Convertible Notes, the “2023 Convertible Notes”), and (ii) a number of warrants to acquire common shares of the Company substantially in the same form and on the same terms as the Original 2023 Warrants, corresponding, in the aggregate, to the principal amount of 2023 Subordinated Notes held by such 2023 Noteholder;

WHEREAS, FEAC, Newco and enGene have, concurrently with the execution and delivery of this Subscription Agreement, entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, Newco, FEAC and a certain FEAC Shareholder (as defined in the Business Combination Agreement) are entering into a non-redemption agreement, substantially in the form attached to the Business Combination Agreement (the “Non-Redemption Agreement”), pursuant to which, among others, FEAC will issue additional Ordinary Shares and FEAC Warrants (or, after the Assumption, Newco will issue additional Newco Common Shares and Newco Warrants) to such FEAC Shareholder (the “Non-Redemption Transaction”) in consideration of such FEAC Shareholder’s commitment not to redeem an amount of its Ordinary Shares set out in such Non-Redemption Agreement in connection with the FEAC Shareholder Approval (as defined in the Business Combination Agreement), on the terms and subject to the conditions set forth in the Non-Redemption Agreement;

WHEREAS, as of the date of this Subscription Agreement, Forbion Growth Sponsor FEAC I B.V., a private limited liability company incorporated in The Netherlands (the “Sponsor”), owns 3,162,500 FEAC Class B ordinary shares (“FEAC Class B Shares” and, together with the Ordinary Shares, the “FEAC Shares”) and 5,195,000 FEAC private placement warrants (each whole warrant entitling the holder thereof to purchase one Ordinary Share, the “FEAC Private Placement Warrants”);

WHEREAS, assuming that the aggregate principal amount outstanding under the Working Capital Loan Note and any Extension Loan Notes (each as defined in the Business Combination Agreement) equals or exceeds $1,500,000 on the day which is two (2) Business Days (as defined below) prior to the Closing Date (as defined below), FEAC shall cause the Sponsor (or its Affiliate or designee, as applicable), as payee of the Working Capital Loan Note and any Extension Loan Notes, to elect to convert an amount equal to $1,500,000 of the aggregate principal amount outstanding under the Working Capital Loan Note and any Extension Loan Notes, taken together, into additional FEAC Private Placement Warrants at a price of $1.50 per FEAC Private Placement Warrant, which upon such election will be issued by FEAC to the Sponsor (or its Affiliate (as defined in the Business Combination Agreement) or designee, as applicable) immediately prior to the Surrender (as defined below) on the day which is two (2) Business Days prior to the Closing Date, in each case in accordance with the FEAC Warrant Agreement and the relevant promissory note governing the Working Capital Loan Note and/or any Extension Loan Notes, as applicable, following which the Sponsor is expected to own 6,195,000 FEAC Private Placement Warrants (the “Sponsor Loan Conversion”);

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Sponsor, FEAC and the other parties thereto are entering into the sponsor and insiders letter agreement (the “Sponsor and Insiders Letter Agreement”), pursuant to which, among other things, the Sponsor has agreed to surrender, after giving effect to the Sponsor Loans Conversion, 1,789,004 FEAC Class B Shares and 5,463,381 FEAC Private Placement Warrants, as a contribution to the capital of FEAC and for no consideration, effective immediately prior to the Class B Conversion (as defined below) and on the day which is two (2) Business Days prior to the Closing Date, in each case, on the terms and conditions set forth in Business Combination Agreement and the Sponsor and Insiders Letter Agreement (the “Surrender”);

WHEREAS, on the day which is two (2) Business Days (as defined below) prior to the Closing Date, each FEAC Class B Share that remains outstanding following the Surrender of the 1,789,004 FEAC Class B Shares held by the Sponsor, as provided in the Sponsor and Insiders Letter Agreement, shall be exchanged (the “Class B Conversion”) for one Ordinary Share (as defined below);

WHEREAS, on the day which is one (1) Business Day prior to the Closing Date, Cayman Merger Sub will merge with and into FEAC with FEAC as the surviving entity pursuant to a plan of merger under the laws of the Cayman Islands (the “Cayman Merger”), as follows: (i) Newco will issue to the holders of Ordinary Shares (including the Sponsor but excluding the holders of any Dissenting FEAC Shares (as defined in the Business Combination Agreement)) Newco common shares (“Newco Common Shares”) in exchange for such holders’ Ordinary Shares and such Ordinary Shares will not be cancelled but will be transferred to Newco, (ii) FEAC will thereby become a wholly-owned subsidiary of Newco and (iii) each issued share of Cayman Merger Sub will be exchanged for an Ordinary Share of FEAC as the surviving entity and Cayman Merger Sub (having merged into FEAC) will cease to exist as a separate entity by virtue of the Cayman Merger;

WHEREAS concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law, (i) Newco will assume the FEAC Private Placement Warrants and FEAC’s warrants to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the FEAC Warrant Agreement (as defined in the Business Combination Agreement) (the “FEAC Public Warrants” and, together with the Private Placement Warrants, the “FEAC Warrants” and, the FEAC Warrants as so assumed, the “Newco Warrants”) pursuant to the Warrant Assignment, Assumption and Amendment Agreement (as defined below), (ii) FEAC as the entity surviving the Cayman Merger will issue to Newco a non-interest bearing demand promissory note payable denominated in CDN$ having a principal amount equal to the fair market value of the FEAC Warrants assumed by Newco (as so assumed, Newco Warrants) (“Note 3”) in consideration of the assumption by Newco of obligations under the FEAC Warrants (as so assumed, Newco Warrants) and (iii) Newco will redeem the initial Newco Common Shares held by its formation shareholder for an amount equal to the amount of capital that such formation shareholder contributed for purposes of the incorporation of Newco (such transactions, together with the Cayman Merger, the “Cayman Reorganization”);

WHEREAS, following the Cayman Reorganization, FEAC will file an election to change its classification for U.S. federal income tax purposes from a corporation to an entity disregarded as separate from its owner Newco, to be effective as of the beginning of the Closing Date (the “U.S. Entity Classification Election” and, together with the Cayman Reorganization, the “FEAC Reorganization”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement (as defined below), subsequent to the FEAC Reorganization becoming effective and prior to the consummation of the PIPE Financing (as defined below), FEAC will loan to Newco an amount equal to the total funds held in its Trust Account (as defined below) on the Closing Date (after deducting the amounts owed to FEAC Shareholders who have properly exercised their redemption rights, a reasonable estimate of the amounts to be paid for any Dissenting FEAC Shares and the deferred discount owed to the underwriters of FEAC’s initial public offering), less the principal amount of Note 3 (together, the “Loan Amount”), in consideration for which Newco will issue a CDN$ denominated non-interest bearing demand promissory note to FEAC having a principal amount equal to the Loan Amount converted to its Canadian dollar equivalent based on the C$:U.S.$ Bank of Canada daily exchange rate on the Business Day immediately prior to the Closing Date (“Note 1”), following which FEAC will sell to Newco, and Newco will purchase, all of the outstanding common shares of Can Merger Sub for a purchase price of CDN$ 10 (the “Can Merger Sub Share Sale”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, following the Can Merger Sub Share Sale but prior to the Amalgamation (as defined below), the PIPE Financing shall be consummated on the terms and subject to the conditions set forth in this Subscription Agreement and the Other Subscription Agreements (as defined below), as may be amended from time to time, and the Non-Redemption Transaction shall be consummated in accordance with the Non-Redemption Agreement;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, the Amended 2022 Convertible Notes and 2023 Convertible Notes will automatically convert, concurrent with the consummation of the PIPE Financing, into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio shall equal that number of Ordinary Shares (or, after the Assumption, Newco Common Shares) that the holders of the Amended 2022 Convertible Notes and 2023 Convertible Notes would have received if they subscribed for Ordinary Shares (or, after the Assumption, Newco Common Shares) on the same terms as the PIPE Financing;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, after the consummation of the PIPE Financing and the conversion of the Company Convertible Notes, Can Merger Sub and enGene will amalgamate in accordance with the terms of the plan of arrangement (the “Plan of Arrangement”) substantially in the form attached to the Business Combination Agreement (the “Amalgamation”) and pursuant to the Amalgamation, (i) each enGene common share outstanding immediately prior to the Amalgamation shall be exchanged for Newco Common Shares per the Company Exchange Ratio, each Company Equity Award (as defined in the Business Combination Agreement) outstanding immediately prior to the Amalgamation shall be exchanged for Rollover Equity Awards (as defined in the Business Combination Agreement) per the Company Exchange Ratio and each enGene warrant outstanding immediately prior to the Amalgamation shall be exchanged for Newco Warrants per the Company Exchange Ratio, (ii) each Can Merger Sub share outstanding immediately prior to the Amalgamation shall be exchanged for one common share in the authorized share capital of the amalgamated entity, and (iii) in consideration for the issuance of Newco Common Shares, the amalgamated entity shall issue its common shares to Newco, in each case upon and subject to the other terms and conditions set forth in the Business Combination Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law (the time at which the Amalgamation is completed, the “Amalgamation Closing”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, following the Amalgamation, Newco will continue from being a corporation incorporated under and governed by the Canada Business Corporations Act to a company continued to and governed by the Business Corporations Act (British Columbia) (the “Continuance”) and, in connection with the Continuance, the articles of Newco shall be amended to reflect the requirements of the continued jurisdiction, among other things;

WHEREAS, on the Closing Date, and prior to the Amalgamation, the Newco Common Shares and Newco Warrants will be listed on Nasdaq or such other Exchange as agreed to by FEAC and enGene;

WHEREAS, immediately following the Closing Date, FEAC will repurchase shares held by Newco in an aggregate amount equal to Note 1 and in consideration therefor issue to Newco a CDN$ denominated non-interest bearing demand promissory note in a principal amount equal to the outstanding principal amount of Note 1 (“Note 2”), following which Note 1 and Note 2 (each having the same outstanding principal amount) will be set off by FEAC and Newco in full repayment of their respective principal amounts (the “Notes Set-Off”);

WHEREAS, following the Notes Set-Off becoming effective, Newco will transfer Note 3 to enGene in consideration for the issuance by enGene from treasury of additional common shares of enGene, following which FEAC will repay the outstanding principal amount of Note 3, and subsequently be placed in liquidation in accordance with applicable Cayman law (the “Liquidation” and together with the Sponsor Loans Conversion, the Surrender, the Class B Conversion, the Cayman Merger, the Cayman Reorganization, the FEAC Reorganization, the Assumption, the Can Merger Sub Share Sale, the Amalgamation, the PIPE Financing, the Non-Redemption Transaction and the other transactions described above and contemplated by the Sponsor and Insiders Letter Agreement, Business Combination Agreement, the Plan of Arrangement, this Subscription Agreement, the Other Subscription Agreements, the Non-Redemption Agreement and the other Ancillary Documents (as defined in the Business Combination Agreement), the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from FEAC (or following the Assumption, Newco) that number of FEAC’s Class A ordinary shares, $0.0001 par value each (the “Ordinary Shares”) (or following the Assumption, Newco Common Shares) set forth on the signature page hereto (giving effect to the Assumption, the “Subscribed Shares”) for a purchase price of $10.25 per share (the “Per Share Price”), and for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and FEAC (or following the Assumption, Newco) desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to FEAC, all on the terms and subject to the conditions set forth herein;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) have, severally and not jointly, entered into separate subscription agreements with FEAC and Newco substantially in the form hereof (each, an “Other Subscriber”), pursuant to which such Other Subscribers have agreed to purchase Ordinary Shares from FEAC (or after the Assumption, Newco Common Shares) on the Closing Date (as defined below) at the Per Share Price (the “Other Subscription Agreements”; the equity financing under this Subscription Agreement and the Other Subscription Agreements, each as may be amended from time to time, the “PIPE Financing”), and the aggregate amount of securities to be sold by FEAC (or after the Assumption, Newco) pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 5,550,408 Ordinary Shares (or, following the Assumption, Newco Common Shares); and

WHEREAS, subsequent to the FEAC Reorganization becoming effective and prior to the consummation of the PIPE Financing, all rights, covenants and obligations of FEAC, including the rights, covenants and obligations under this Subscription Agreement and the Other Subscription Agreements, will be assumed by Newco (the “Assumption”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, the payment of the Purchase Price by the Subscriber, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Unless otherwise indicated or the context otherwise requires, by virtue of, and with effect from, the FEAC Reorganization and the Assumption becoming effective, all references herein (i) to FEAC, shall refer to Newco, and (ii) to the Subscribed Shares shall refer to Newco Common Shares of the corresponding number rather than Ordinary Shares.

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees, to subscribe for and purchase, and FEAC (or following the Assumption, Newco) hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription contemplated hereby (the “Closing”) is contingent upon the completion of each element of the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing), including the substantially concurrent occurrence of the Amalgamation Closing (the date of the Closing, the “Closing Date”). For the avoidance of doubt, each of the parties hereto acknowledges and agrees that the Subscribed Shares that will be issued pursuant hereto at the Closing shall be Newco common shares issued by Newco.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the issuance of the Subscribed Shares, Subscriber hereby represents and warrants to each of FEAC and Newco and acknowledges and agrees with each of FEAC and Newco, as of the date hereof and as of the Closing Date, as follows:

2.1.1. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2. This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of FEAC and Newco, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority and ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”) or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4. Subscriber (i) (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), (b) is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and under the Securities Act), (b) is an Institutional Account as defined in FINRA Rule 4512(c) and (c) is a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Subscription, in each case, satisfying the applicable requirements set forth on Schedule I, (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares, (iii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber understands that the offering of the Subscribed Shares meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (C) or (J) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the investor presentation provided by FEAC (as amended and supplemented through the date hereof) and in the SEC Documents (as defined below). Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.5. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Newco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Shares (i) will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) and accordingly are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom and (ii) shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 and as set forth in Section 10 of this Subscription Agreement). Subscriber acknowledges that the Subscribed Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least one year from the filing by Newco of the “Form 10 information” after the Closing Date and that the provisions of Rule 144(i) will generally apply to the Subscribed Shares. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.6. Subscriber understands and agrees that, pursuant to the Assumption, Subscriber will purchase the Subscribed Shares directly from Newco. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by FEAC, Newco, enGene, the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, other than, in the case of FEAC and Newco only, those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement. Subscriber understands that certain financial information (whether historical or in the form of financial forecasts or projections) of FEAC, Newco and enGene have been prepared and reviewed solely by FEAC, Newco, enGene and their respective officers, directors and employees, as applicable, and have not been reviewed by the Placement Agents or any outside party or, except for the financial statements as expressly set forth in the Registration Statement (as defined below), certified or audited by an independent third-party auditor or audit firm.

2.1.7. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not, and during the period beginning as of the date hereof until the Closing Date or the earlier termination of this Subscription Agreement such Subscriber will not have, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of FEAC.

2.1.8. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an employee benefit plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA)) that is subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (iv) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in (i), (ii) and (iii) above (each of the foregoing described in (i), (ii) (iii) and (iv) above, a “Plan”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Laws.

2.1.9. If Subscriber is or is acting on behalf of a Plan, Subscriber represents and warrants that none of FEAC, Newco, enGene or any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

2.1.10. Subscriber acknowledges that no disclosure or offering document has been prepared or reviewed by SVB Securities LLC and UBS Securities LLC (collectively, in their capacity as placement agents, the “Placement Agents”) or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing in connection with the offer and sale of the Subscribed Shares. In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of FEAC and Newco contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone (including the Placement Agents), other than FEAC, Newco, enGene and their respective representatives concerning FEAC, Newco, enGene or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to FEAC, Newco, enGene, and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Subscription and the Transactions, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Subscription, the Transactions, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of FEAC, Newco and enGene including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber further acknowledges that Subscriber has not relied upon the Placement Agents in connection with Subscriber’s due diligence review of the offering of the Subscribed Shares and of FEAC, Newco and enGene.

2.1.11. Subscriber acknowledges and agrees that (a) it has been informed that each of the Placement Agents is acting solely as placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity in connection with the Subscription and is not and shall not be construed as a fiduciary for Subscriber, FEAC, Newco, enGene or any other person or entity in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Subscription and the Transactions, in each case, to Subscriber and such advice or recommendation is not necessary or desired (c) the Placement Agents will have no responsibility to Subscriber with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription and the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial and otherwise), management, operations, properties or prospects of, or any other matter concerning, FEAC, Newco, enGene, the Subscription or the Transactions, (d) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents or their respective affiliates, shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, FEAC, Newco, enGene or any other person or entity) to the maximum extent permitted by applicable law, whether in contract, tort or otherwise, to Subscriber, FEAC, Newco, enGene or any other person or entity or to any person claiming through each of them, in respect of the Subscription and the Transactions and (e) the Placement Agents and their respective affiliates and any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents and their respective affiliates have made no independent investigation with respect to FEAC, Newco, enGene, the Subscribed Shares, the Subscription or the Transactions or the accuracy, completeness or adequacy of any information supplied to the Placement Agents by FEAC, Newco or enGene. Subscriber further acknowledges that SVB Securities LLC and UBS Securities LLC are acting as capital markets and financial advisors to FEAC in connection with the Transactions. Subscriber waives and releases any claim that it or its affiliates may have against any Placement Agent and its affiliates and any control persons, officers, directors, employees, partners, agents or representatives of that Placement Agent and its affiliates with respect to any actual or perceived conflict of interest that may arise from such Placement Agent’s engagements as indicated in the immediately preceding sentence, in the context of such Placement Agent’s engagement by FEAC as FEAC’s placement agent in connection with the Subscription. FEAC and Newco are solely responsible for paying any fees or other commission owed to the Placement Agents in connection with the Subscription or the Transactions.

2.1.12. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber or one of its representatives, on the one hand, and FEAC, one of its representatives or the Placement Agents (collectively, the “Issuer Parties”) on behalf of FEAC, as the case may be, on the other hand, as a result of a pre-existing relationship between the Subscriber and one or more of the Issuer Parties. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Subscriber, by any general solicitation or general advertising, and none of FEAC, Newco, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Subscriber. The Subscriber acknowledges that FEAC represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, FEAC, Newco, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of FEAC and Newco contained in Section 2.2 and Section 2.3, respectively, of this Subscription Agreement, in making its investment or decision to invest in FEAC.

2.1.13. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Documents (as defined below) and the investor presentation provided by FEAC (as amended and supplemented as of the date hereof). Subscriber, alone, or together with any professional advisor(s), has analyzed and considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment. Subscriber further acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement or the Business Combination Agreement, and that neither FEAC, Newco or enGene, nor any of their respective agents or affiliates or the Placement Agents, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

2.1.14. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense).

2.1.15. Subscriber represents and warrants that none of Subscriber or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function on its behalf is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, Canada, His Majesty’s Treasury (“HMT”), any individual European Union member state or the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions Lists”) or a person or entity designated by any OFAC sanctions program, (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (iii) organized, incorporated, established, located or resident in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine), or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.1.15 will not apply to any party hereto to which Council Regulation (EC) No. 2271/96, as amended (the “Blocking Regulation”) applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

2.1.16. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of FEAC’s securities, Subscriber is not currently (and at all times through the Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of FEAC or Newco, as applicable (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.17. On each date the Purchase Price would be required to be funded to FEAC (or, following the Assumption, Newco) pursuant to Section 3.1, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1 and will be able to consummate the subscription of the Subscribed Shares.

2.1.18. No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on FEAC, Newco or enGene.

2.1.19. Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of FEAC or Newco, as applicable. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 2.1.19 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 2.1.19 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of FEAC or Newco, as applicable (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions.

2.1.20. Subscriber acknowledges that it is aware that in connection with, and immediately upon completion of, the Cayman Merger, each Ordinary Share of FEAC issued and outstanding immediately prior to the effective time of the Cayman Merger shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one Newco Common Share. Subscriber acknowledges that the above will be effected as part of the Transactions without any further consent, vote, or approvals from Subscriber, and to the extent that Subscriber may have any such rights under Cayman Islands law, Canadian law or otherwise, Subscriber effectively forfeits such rights hereby.

2.1.21. The funds being used to purchase the Subscribed Shares which will be paid by the Subscriber to FEAC (or following the Assumption, Newco) in accordance with the terms hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber and the beneficial subscriber, if any, acknowledges that FEAC (or following the Assumption, Newco) may in the future be required by law to disclose the Subscriber’s or beneficial subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge, none of the subscription funds to be provided by the Subscriber or the beneficial subscriber have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other jurisdiction or are being tendered on behalf of a person or entity who has not been identified to the Subscriber.

2.1.22. Subscriber acknowledges and agrees that the sale and delivery of the Subscribed Shares is subject to applicable requirements under the securities laws and regulations of the provinces and territories of Canada (“Canadian Securities Laws”) and is conditional upon such sale being exempt from the requirements of Canadian Securities Laws of the province or territory in which it resides or may be deemed to reside as to the filing and delivery of a prospectus and that the Subscribed Shares have not been qualified under a prospectus under Canadian Securities Laws. The Subscriber acknowledges and agrees that FEAC and Newco may rely on the prospectus exemption available in respect of the Subscription under Section 2.11 (Business combination and reorganization) of National Instrument 45-106 – Prospectus Exempt Distributions, or such other exemption or exemption ruling as it determines, upon the advice of counsel, to be advisable, in respect of the issuance and sale of the Subscribed Shares. The Subscriber acknowledges that FEAC and Newco, as of the date hereof, are not “reporting issuers” in any jurisdiction in Canada, that the Subscribed Shares are subject to statutory resale restrictions under applicable Canadian Securities Laws of the province or territory in which Subscriber resides or may be deemed to reside, which resale restrictions may apply outside of Canada, and Subscriber covenants that it will not resell the Subscribed Shares except in compliance with such laws.

2.1.23. Subscriber is eligible to purchase the Subscribed Shares pursuant to an exemption from the registration and prospectus requirements of Canadian Securities Laws

2.1.24. The Subscriber acknowledges and agrees that:

(a) the Subscriber is not entitled, and will not take any action to acquire any entitlement, to vote, consent or otherwise approve in respect of the Transactions, whether arising under this Subscription Agreement, in respect of the right to acquire the Subscribed Shares, or otherwise, and notwithstanding the foregoing, to the extent that it is so entitled to vote, consent or otherwise approve, shall exercise such entitlement to vote, consent or otherwise right of approval in favour of the approval, consent, ratification and adoption of any resolution in respect of the Transactions (and any other matters or actions necessary for the consummation of the Transactions contemplated by the Business Combination Agreement), including without limitation at any meeting of securityholders of FEAC, Newco or any other person or entity (including in connection with any separate vote of any sub-group of securityholders of FEAC, Newco or any other person or entity that may be required to be held and of which sub-group the Subscriber forms part) called to vote upon the Transactions or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including written consent in lieu of a meeting) with respect to the Transactions is sought;

(b) the Subscriber shall not take any other action of any kind which would reasonably be expected to prevent or materially delay the consummation of any of the Transactions or any other transactions contemplated by the Business Combination Agreement; and

(c) the Subscriber waives to the fullest extent permitted by law any and all rights of appraisal, rights of dissent or similar rights that the Subscriber may have or acquire with respect to any resolution in respect of the Transactions or any other matters or actions necessary for the consummation of the Transactions contemplated by the Business Combination Agreement, and will not exercise any such right with respect to any such resolution which is waived hereby.

2.1.25. The Subscriber acknowledges that the Placement Agents: (i) have not provided the Subscriber with any information or advice with respect to the Subscribed Shares, (ii) have not made or make any representation, express or implied as to FEAC, Newco, Newco’s credit quality, the Subscribed Shares or the Subscriber’s purchase of the Subscribed Shares, (iii) have not acted as the Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of Subscribed Shares, (iv) may have acquired, or during the term of this Subscription Agreement may acquire, non-public information with respect to the Newco, which, subject to the requirements of applicable law, the Subscriber agrees need not be provided to it, and (v) may have existing or future business relationships with FEAC and Newco (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Subscribed Shares, and that certain of these actions may have material and adverse consequences for a holder of Subscribed Shares. The Subscriber acknowledges that FEAC, Newco and/or the Placement Agents and/or their respective affiliates may now or in the future own securities of FEAC and may purchase securities in connection with the Transactions.

2.1.26. The Subscriber acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Subscribed Shares or as to the other matters referred to herein and the Subscriber has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Subscribed Shares, FEAC or Newco. The Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

2.1.27. The Subscriber acknowledges that neither the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to FEAC, Newco or its subsidiaries or any of their respective businesses, or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by FEAC. Each Placement Agent has not made and does not make any representations as to FEAC, Newco or the quality or value of the Subscribed Shares.

2.2. FEAC’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, FEAC hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.2.1. FEAC has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2. This Subscription Agreement, the Other Subscription Agreements, the Business Combination Agreement and the Ancillary Documents (collectively, the “Transaction Documents”) to which FEAC is a party have been duly authorized, validly executed and delivered by FEAC and, assuming that the Transaction Documents to which FEAC is a party constitute valid and binding obligations of the other parties thereto, are valid and binding obligations of FEAC, and are enforceable against FEAC in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.3. Assuming the accuracy of the Subscriber’s representations and warranties in Section 2.1 hereof and Newco’s representations and warranties in Section 2.3 hereof, the execution, delivery and performance of the Transaction Documents to which FEAC is a party (including compliance by FEAC with all of the provisions hereof), the issuance and sale of the Subscribed Shares and the consummation of the other transactions contemplated under the Transaction Documents, including the Transactions, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FEAC or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which FEAC or any of its subsidiaries is a party or by which FEAC or any of its subsidiaries is bound or to which any of the property or assets of FEAC or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of FEAC, Newco or enGene and their respective subsidiaries, taken as a whole, or materially and adversely affects the ability of FEAC to timely perform its obligations under the Transaction Documents to which it is a party, in each case subject to the exceptions in the definition of Company Material Adverse Effect in the Business Combination Agreement mutatis mutandis (collectively, a “FEAC Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of FEAC or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FEAC or any of its subsidiaries or any of its properties that would, individually or in the aggregate, reasonably be expected to have a FEAC Material Adverse Effect.

2.2.4. Neither FEAC, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of FEAC nor solicited any offers to buy any security under circumstances that would adversely affect reliance by FEAC on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration or qualification of the issuance of the Subscribed Shares under the Securities Act or a prospectus under Canadian Securities Laws.

2.2.5. Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission from FEAC solely in connection with the sale of the Subscribed Shares to the Subscriber.

2.2.6. Neither FEAC, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither FEAC, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any Canadian Securities Laws.

2.2.7. Concurrently with the execution and delivery of this Subscription Agreement, FEAC is entering into the Other Subscription Agreements containing substantially similar terms (including the Per Share Price term) as this Subscription Agreement, providing for the sale of an aggregate of 5,550,408 Ordinary Shares (or, following the Assumption, Newco Common Shares) for an aggregate purchase price of $56,891,682.00 (including the Subscribed Shares purchased and sold under this Subscription Agreement). No Other Subscription Agreement, side letter or similar agreement with an Other Subscriber contains terms (including the Per Share Price term) that are materially more advantageous to such Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Ordinary Shares (or, following the Assumption, Newco Common Shares)). The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement to include terms that are materially more advantageous to any Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Ordinary Shares (or, following the Assumption, Newco Common Shares)).

2.2.8. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, no registration or qualification under the Securities Act or a prospectus under applicable Canadian Securities Laws is required for the offer and sale of the Subscribed Shares by FEAC to Subscriber.

2.2.9. There are no pending or, to the knowledge of FEAC, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a FEAC Material Adverse Effect. There is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon FEAC, which would, individually or in the aggregate, reasonably be expected to have a FEAC Material Adverse Effect.

2.2.10. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, FEAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FEAC of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the United States Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state or federal securities laws, including filings pursuant to Regulation D under the Securities Act, (iii) filings required in accordance with Section 4, (iv) filings required by applicable Canadian Securities Laws, (v) filings required to consummate the Transactions as provided under the Business Combination Agreement, (vi) those required by The Nasdaq Stock Market LLC (the “Nasdaq”) or other national securities exchange registered under the Exchange Act (an “Exchange”), as applicable, and (vii) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a FEAC Material Adverse Effect.

2.2.11. FEAC made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by FEAC with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, all SEC Documents required to be filed by FEAC with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that FEAC makes no such representation or warranty with respect to the registration statement on Form S-4 to be filed with respect to the Transactions or any other information relating to Newco, enGene or any of their affiliates included in any SEC Document or filed as an exhibit thereto. FEAC has filed each report, statement, schedule, prospectus, and registration statement that FEAC was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents. The financial statements of FEAC included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FEAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP); except, in each case, as set forth in any subsequent SEC Document filed or furnished with the Commission on or prior to the date hereof.

2.2.12. FEAC is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.13. FEAC is not (i) a person or entity named on any Sanctions List, (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (iii) organized, incorporated, established or located in a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine) or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.2.13 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If FEAC is a financial institution subject to the BSA/PATRIOT Act, FEAC represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. FEAC also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions List and the OFAC sanctions programs. FEAC further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by FEAC were legally derived.

2.2.14. FEAC is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of FEAC, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, FEAC is a party or by which FEAC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over FEAC or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a FEAC Material Adverse Effect.

2.2.15. FEAC is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a FEAC Material Adverse Effect. FEAC has not received any written communication from a governmental entity that alleges that FEAC is not in compliance with or is in default or violation of any applicable law, except where such non- compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a FEAC Material Adverse Effect.

2.2.16. As of the date hereof, the issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “FRBN”. There is no suit, action, proceeding or investigation pending or, to the knowledge of FEAC, threatened against FEAC by Nasdaq or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of the Ordinary Shares on Nasdaq. FEAC has taken no action that is designed to terminate the registration of the Ordinary Shares under the Exchange Act or the listing of the Ordinary Shares on Nasdaq.

2.2.17. All issued and outstanding FEAC Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights and all outstanding FEAC Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive or similar rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which FEAC is a party or by which it is bound relating to the voting of any securities of FEAC, other than as contemplated by or described in, as applicable, the Transactions, the Transaction Documents or the SEC Documents. Except as contemplated by or described in, as applicable, the Transactions, the Transaction Documents or the SEC Documents, there are no securities or instruments issued by or to which FEAC is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of (i) the Subscribed Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) the consummation of the Transactions.

2.3. Newco’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, Newco hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.3.1. Newco has been duly incorporated and is validly existing and in good standing under the laws of Canada (provided that, following the Continuance, Newco shall be validly continued and validly existing and in good standing under the laws of the Province of British Columbia), and has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the Transaction Documents to which it is party. At the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Subscribed Shares, will be free and clear of any liens or other restrictions (other than arising under applicable securities laws) in accordance with the terms of this Subscription Agreement and registered with Newco’s transfer agent, and the Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under Newco’s constitutive agreements, under any agreement or instrument to which Newco is a party or by which Newco is bound, or under applicable law.

2.3.2. The Transaction Documents to which Newco is a party have been duly authorized, validly executed and delivered by Newco and, assuming that the Transaction Documents to which Newco is a party constitute valid and binding obligations of the other parties thereto, are valid and binding obligations of Newco, and are enforceable against Newco in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.3.3. Assuming the accuracy of the Subscriber’s representations and warranties in Section 2.1 hereof and FEAC’s representations and warranties in Section 2.2 hereof, the execution, delivery and performance of the Transaction Documents to which Newco is a party (including compliance by Newco with all of the provisions hereof), the issuance and sale of the Subscribed Shares and the consummation of the other transactions contemplated herein, including the Transactions, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Newco or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Newco or any of its subsidiaries is a party or by which Newco or any of its subsidiaries is bound or to which any of the property or assets of Newco or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Newco, FEAC or enGene and their respective subsidiaries, taken as a whole, or materially and adversely affects the ability of Newco to timely perform its obligations under the Transaction Documents to which it is a party, in each case subject to the exceptions in the definition of Company Material Adverse Effect in the Business Combination Agreement mutatis mutandis (collectively, a “Newco Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Newco or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Newco or any of its subsidiaries or any of its properties that would, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect.

2.3.4. Neither Newco, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of Newco nor solicited any offers to buy any security under circumstances that would adversely affect reliance by Newco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration or qualification of the issuance of the Subscribed Shares under the Securities Act or a prospectus under Canadian Securities Laws.

2.3.5. Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission from Newco solely in connection with the sale of the Subscribed Shares to the Subscriber.

2.3.6. Neither Newco, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither Newco, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any Canadian Securities Laws.

2.3.7. Concurrently with the execution and delivery of this Subscription Agreement, Newco is entering into the Other Subscription Agreements containing substantially similar terms (including the Per Share Price term) as this Subscription Agreement, providing for the sale of an aggregate of 5,550,408 Ordinary Shares (or, following the Assumption, Newco Common Shares) for an aggregate purchase price of $56,891,682.00 (including the Subscribed Shares purchased and sold under this Subscription Agreement). No Other Subscription Agreement, side letter or similar agreement with a similarly situated Other Subscriber contains terms (including the Per Share Price term) that are materially more advantageous to such similarly situated Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Ordinary Shares (or, following the Assumption, Newco Common Shares)). The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement to include terms that are materially more advantageous to any similarly situated Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Ordinary Shares (or, following the Assumption, Newco Common Shares)).

2.3.8. As of the date of this Subscription Agreement and as of the date immediately prior to the Cayman Merger, Newco has two classes of authorized common shares, class A common shares and class B common shares, of which 10 (ten) class B common shares have been issued and are outstanding. All issued and outstanding common shares of Newco have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which Newco is a party or by which it is bound relating to the voting of any securities of Newco, other than as contemplated by the Transaction Documents to which Newco is a party. Except as described in the Transaction Documents, there are no securities or instruments issued by or to which Newco is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of (i) the Subscribed Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) the consummation of the Transactions.

2.3.9. There are no pending or, to the knowledge of Newco, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect. There is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon Newco, which would, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect.

2.3.10. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, Newco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Newco of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, including filings pursuant to Regulation D under the Securities Act, (iii) filings required in accordance with Section 4, (iv) filings required by applicable Canadian Securities Laws, (v) filings required to consummate the Transactions as provided under the Business Combination Agreement, (vi) those required by Nasdaq or other Exchange, as applicable, and (vii) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Newco Material Adverse Effect.

2.3.11. Newco is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.3.12. Newco is not (i) a person or entity named on any Sanctions List, (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (iii) organized, incorporated, established or located in a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine) or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.3.12 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If Newco is a financial institution subject to the BSA/PATRIOT Act, Newco represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Newco also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions List and the OFAC sanctions programs. Newco further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Newco were legally derived.

2.3.13. Newco is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Newco, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Newco is a party or by which Newco’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Newco or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Newco Material Adverse Effect.

2.3.14. Newco is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Newco Material Adverse Effect. Newco has not received any written communication from a governmental entity that alleges that Newco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect.

3. Settlement Date and Delivery.

3.1. Closing. The Closing shall occur on the Closing Date, subject to the completion of the other parts of the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing), including the substantially concurrent occurrence of the Amalgamation Closing. Upon written notice from (or on behalf of) FEAC to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that FEAC reasonably expects all conditions to the Amalgamation Closing to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to FEAC no later than two (2) Business Days prior to the Expected Closing Date (i) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by FEAC in the Closing Notice, such funds to be held by FEAC in escrow, segregated from and not co-mingled with the other funds of FEAC (and in no event will such funds be held in the Trust Account) for the benefit of Subscriber until the Closing at which point the funds shall be released to Newco at the time of the PIPE Financing; and (ii) any other information that is reasonably requested in the Closing Notice in order for FEAC (or, following the Assumption, Newco) to issue the Subscribed Shares including, without limitation, the legal name of the person in whose name such Subscribed Shares are to be issued, and if applicable, a duly executed Internal Revenue Service Form W-9 or the applicable Internal Revenue Service Form W-8, as applicable. On the Closing Date, following and subject to the Assumption, Newco shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Subscribed Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or Canadian securities laws), which Subscribed Shares, unless otherwise determined by FEAC (or following the Assumption, Newco), shall be uncertificated, with record ownership reflected only in the register of shareholders of Newco and shall provide evidence of such issuance from Newco’s transfer agent showing Subscriber as the owner of the Subscribed Shares on and as of the Closing Date within two (2) Business Days of the Closing Date. If the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing) are not consummated within two (2) Business Days after the Expected Closing Date, FEAC shall promptly (but no later than one (1) Business Day thereafter) return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber, and any Subscribed Shares that had been issued shall be cancelled. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 hereof, Subscriber shall remain obligated (A) to redeliver funds on the new Closing Date to FEAC following FEAC’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. For purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Toronto, Ontario are open for the general transaction of business.

3.2. Conditions to Closing of FEAC and Newco.

FEAC’s (or following the Assumption, Newco’s) obligations to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by FEAC (or following the Assumption, Newco), on or prior to the Closing Date, of each of the following conditions:

3.2.1. Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to the Amalgamation Closing.

3.2.2. Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3. Closing of the Transactions. All conditions precedent to the Amalgamation Closing set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement, and the Cayman Merger has been consummated.

3.2.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.2.5. Regulatory Approvals. FEAC shall have obtained all required regulatory approvals (including those that may be required under the securities laws of the United States or Canadian Securities Laws) to permit the completion of the transactions contemplated hereby.

3.2.6. No Registration or Prospectus Requirements. The offer, issue, sale and delivery of the Subscribed Shares shall be exempt from any applicable requirements to file a registration statement or prospectus or deliver an offering memorandum (as defined in applicable securities laws, including securities laws of the United States or Canadian Securities Laws) or any similar document under applicable securities laws, including securities laws of the United States or Canadian Securities Laws, or FEAC or Newco shall have received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a registration statement or prospectus or delivering an offering memorandum or any similar document.

3.3. Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Subscribed Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1. Representations and Warranties Correct. The representations and warranties made by FEAC in Section 2.2 and Newco in Section 2.3 hereof shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or FEAC Material Adverse Effect or Newco Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or FEAC Material Adverse Effect or Newco Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to the Amalgamation Closing.

3.3.2. Compliance with Covenants. Each of FEAC and Newco shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by FEAC and Newco at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of FEAC and Newco to consummate the Closing.

3.3.3. Closing of the Transactions. All conditions precedent to the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing) set forth in the Business Combination Agreement or other relevant transaction agreements shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement. Except to the extent consented to in writing by Subscriber (which consent is not to be unreasonably withheld, conditioned or delayed), the Business Combination Agreement (as filed with the Commission on or shortly after the date hereof) shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement in a manner disproportionate to other shareholders of FEAC or Newco. Newco shall have assumed all of the obligations of FEAC hereunder in accordance with Section 6.6 hereof (including, for the avoidance of doubt, standing in the place of the “FEAC” for purposes of Section 4 hereunder). There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Subscriber thereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons) unless Subscriber has been offered substantially the same benefits.

3.3.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.3.5. Listing. No suspension of the qualification of the Ordinary Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Ordinary Shares on Nasdaq or other Exchange, as applicable, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Subscribed Shares shall be approved for listing on Nasdaq or other Exchange, as applicable, subject to official notice of issuance.

3.4. From the date hereof until the Closing Date, FEAC shall provide prompt written notice to Subscriber of any (i) amendment, modification or waiver of any provision of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber, FEAC or Newco would reasonably expect to receive under this Subscription Agreement or (ii) any declaration by FEAC of a FEAC Material Adverse Effect or Newco of a Company Material Adverse Effect (as defined in the Business Combination Agreement) under the Business Combination Agreement.

4. Registration Statement.

4.1. FEAC (or subject to and in accordance with the Assumption, Newco) agrees that, as soon as practicable, but in no event later than fifteen (15) Business Days after the Closing Date (the date on which the Registration Statement is filed, the “Filing Date”), it shall use its commercially reasonable efforts to file with the Commission (at FEAC’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Subscribed Shares and/or any other equity security (of FEAC, any successor entity or otherwise) issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (the “Registrable Securities”), and FEAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the Staff of the Commission notifies FEAC that it will “review” the Registration Statement) following the Closing Date (the date on which the Registration Statement is declared effective, the “Effectiveness Date”); provided, however, that FEAC’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to FEAC that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of FEAC held by Subscriber and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as FEAC may reasonably request that are customary of a selling stockholder in similar situations, including providing that FEAC shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities, and unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to FEAC. For purposes of clarification, any failure by FEAC to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve FEAC of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, “Subscriber” shall include any person to which the rights under this Section 4 shall have been duly assigned. FEAC will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall FEAC be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Subscriber’s review. Notwithstanding the foregoing, if the Commission prevents FEAC from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission and (ii) the number of Subscribed Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, FEAC shall amend the Registration Statement or file a new Registration Statement to register such Subscribed Shares not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable.

4.2. In the case of the registration effected by FEAC pursuant to this Subscription Agreement, FEAC shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense FEAC shall:

4.2.1. except for such times as FEAC is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which FEAC determines to obtain, continuously effective, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the third anniversary of the effectiveness of the Registration Statement, (ii) when Subscriber has sold all of its Registrable Securities pursuant to the Registration Statement or Rule 144 and (iii) the date all Registrable Securities held by the Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for FEAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, FEAC will (a) use commercially reasonable efforts to file all reports, and (b) provide all customary and reasonable cooperation, necessary to update or amend the Registration Statement as necessary to include the Registrable Securities;

4.2.2. use commercially reasonable efforts to advise Subscriber within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(c) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(d) of the receipt by FEAC of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

Notwithstanding anything to the contrary set forth herein, FEAC shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding FEAC or subject Subscriber to any duty of confidentiality;

4.2.3. use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4. upon the occurrence of any event contemplated in Section 4.2.2(e), except for such times as FEAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, FEAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5. use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which FEAC’s Ordinary Shares are then listed;

4.2.6. use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities and to enable the sale of the Registrable Securities under Rule 144; and

4.2.7. use its commercially reasonable efforts to cause FEAC’s transfer agent to remove any restrictive legend, at Subscriber’s request, as provided in Section 10.3 hereof.

4.3. Notwithstanding anything to the contrary in this Subscription Agreement, FEAC shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of FEAC’s Annual Report on Form 10-K or 20-F, as applicable, or (ii) if the filing, effectiveness or continued use of any Registration Statement would require FEAC to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of

FEAC, after consultation with counsel to FEAC, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) FEAC has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that FEAC may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case, during any three hundred sixty (360) day period. Upon receipt of any written notice from FEAC (which notice shall not contain any material non-public information regarding FEAC and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which FEAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by FEAC that it may resume such offers and sales (which notice shall not contain any material non-public information regarding FEAC and which notice shall not be subject to any duty of confidentiality). If so directed by FEAC, Subscriber will deliver to FEAC or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Subscriber may deliver written notice (an “Opt-Out Notice”) to FEAC requesting that Subscriber not receive notices from FEAC otherwise required by this Section 4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) FEAC shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify FEAC in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of the preceding sentence) and the related suspension period remains in effect, FEAC will so notify Subscriber, within one (1) business day of Subscriber’s notification to FEAC, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

4.4. The parties agree that:

4.4.1. FEAC shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent Subscriber is named as a selling shareholder under any Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees of each Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates and employees of each such controlling person from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees of one law firm and one local counsel in each applicable jurisdiction and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by FEAC of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except insofar as the same are caused by or contained in any information furnished in writing to FEAC by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of FEAC (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall FEAC be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by FEAC in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized by FEAC or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.3 hereof. FEAC shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which FEAC is aware.

4.4.2. Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, FEAC and each Placement Agent and each of FEAC’s and each Placement Agent’s respective directors, officers, employees and agents and each person who controls FEAC and such Placement Agent, as applicable (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or result from any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. Subscriber shall notify FEAC promptly of the institution, threat, or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Subscriber is aware.

4.4.3. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4.4. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

4.4.5. If the indemnification provided under this Section 4.4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.4 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.4 shall be individual, not joint and several, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms without being consummated, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) the Termination Date (as defined in the Business Combination Agreement), (iv) if the conditions to Closing set forth in Section 3.3 hereof are not satisfied or (to the extent permitted by applicable law) waived in writing, or are not capable of being satisfied or (to the extent permitted by applicable law) waived in writing, on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated on the Closing Date and (v) FEAC’s notification to the Subscriber in writing that it has, with the prior written consent of Newco and enGene, abandoned its plans to move forward with the Transactions and/or terminated the Subscriber’s obligations with respect to the subscription without the issuance of the Subscribed Shares having occurred. FEAC shall promptly notify Subscriber in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the termination hereof in accordance with this Section 5, any monies paid by Subscriber to FEAC in connection herewith shall promptly (and in any event within two (2) Business Days) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

6. Miscellaneous.

6.1. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1. Subscriber acknowledges that FEAC, Newco and the Placement Agents will rely on the acknowledgments, understandings, undertakings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify FEAC, Newco and the Placement Agents if any of the acknowledgments, understandings, undertakings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Each of FEAC and Newco acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, undertakings, agreements, representations and warranties made by FEAC and Newco contained in this Subscription Agreement. Prior to the Closing, each of FEAC and Newco agrees to promptly notify Subscriber and the Placement Agents if any of the acknowledgments, understandings, undertakings, agreements, representations and warranties made by FEAC and Newco set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, undertakings, representations and warranties qualified by materiality, in which case FEAC or Newco shall notify Subscriber and the Placement Agents if they are no longer accurate in any respect).

6.1.2. Each of FEAC, Newco, Subscriber and each of the Placement Agents is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3. FEAC may request from Subscriber such additional information as FEAC may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that FEAC agrees to keep confidential any such information provided by Subscriber.

6.1.4. Each of Subscriber, FEAC and Newco shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to any Registration Statement are for the account of FEAC to the extent provided in Section 4, and FEAC shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Subscribed Shares).

6.1.5. Each of Subscriber, FEAC and Newco shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the Amalgamation Closing.

6.2. Subscriber hereby acknowledges and agrees that, except in respect of any stock lending program, it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber (including Subscriber’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any Subscribed Shares or any securities of FEAC or any instrument exchangeable for or convertible into any Subscribed Shares or any securities of FEAC until the Amalgamation Closing (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby from entering into any Short Sales; (ii) in the case of a Subscriber that is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 6.2 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 6.2 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of FEAC (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions. FEAC acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Shares shall not be required to provide FEAC with any notice thereof; provided, however, that neither FEAC nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by FEAC in all respects.

6.3. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to FEAC, to:

Forbion European Acquisition Corp.
Gooimeer 2-35 1411 DC Naarden
The Netherlands

Attention:	Cyril Lesser
Email:	Cyril.Lesser@forbion.com

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell London LLP 5 Aldermanbury Square
London EC2V 7HR
United Kingdom

Attention:	Leo Borchardt
Email:	leo.borchardt@davispolk.com;

(iii) if to Newco, to:

enGene Holdings Inc. 7171 Rue Frederick Banting
Saint-Laurent, QC H4S 1Z9
Canada

Attn: Jason Hanson
Email: jhanson@engeneinc.com

with a required copy (which copy shall not constitute notice) to:

Morgan, Lewis & Bockius LLP 101 Park Ave.
New York, NY 10178-0060
United States

Attention: Howard A. Kenny
Email: howard.kenny@morganlewis.com

6.4. Entire Agreement. This Subscription Agreement and any amendments hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.5. Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

6.6. Newco Assumptions of Obligations. Subject to the terms and conditions hereof applicable to FEAC’s obligations hereunder, Newco acknowledges that, by virtue of and with effect from the FEAC Reorganization becoming effective, and without further action by FEAC, Newco or the Subscriber, the Assumption shall become effective so that Newco shall assume all of FEAC’s obligations under this Subscription Agreement, including, without limitation, the obligation to issue the Subscribed Shares and the obligations of FEAC set forth in Section 4 hereof and FEAC shall assign all of its rights under this Subscription Agreement to Newco. By virtue of, and with effect from, the FEAC Reorganization becoming effective, and without further action by FEAC, Newco or the Subscriber, (i) all surviving rights, covenants, and obligations of FEAC under this Subscription Agreement shall be rights, covenants, and obligations of Newco; and (ii) Newco shall be liable for any breach of any representation or warranty by FEAC set forth in this Subscription Agreement. The Subscriber hereby expressly agrees to and acknowledges the Assumption in accordance with the foregoing and the other terms hereof.

6.7. Assignment. Except pursuant to the Assumption, neither this Subscription Agreement nor any rights, interests or obligations that may accrue to Subscriber (including Subscriber’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior consent of FEAC (or, following the Assumption, Newco); provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of FEAC, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.8. Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that the Placement Agents shall be third-party beneficiaries to the representations, warranties, understandings and undertakings made by FEAC, Newco and Subscriber in this Subscription Agreement and as provided in Section 4.4.2, Section 6.15 and Section 9 and enGene shall be a third-party beneficiary with respect to the entirety of this Subscription Agreement and as provided in Section 4.4.

6.9. Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.10. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.10, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.11. Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13. Remedies.

6.13.1. The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.13.2. The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.14. Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.

6.15. No Liability. Subscriber agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in good faith in connection with the Transactions and the purchase and sale of the Subscribed Shares hereunder.

On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents in respect of any Losses related to the Transactions and the purchase and sale of the Subscribed Shares hereunder. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the Transactions and the purchase and sale of the Subscribed Shares hereunder. This undertaking is given freely and after obtaining independent legal advice, except for such party’s own gross negligence, willful misconduct or bad faith.

6.16. Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17. Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.18. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.19. Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Disclosure.

7.1. Newco shall use commercially reasonable efforts to publicly file a registration statement on Form S-4 with respect to the Transactions with the Commission as soon as reasonably practicable following the date of this Subscription Agreement (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material nonpublic information that FEAC or its officers, directors, employees or agents has provided to Subscriber prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of FEAC, Subscriber shall not be in possession of any material, non-public information received from FEAC, Newco, enGene or any of their officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with FEAC, Newco, enGene, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement.

7.2. Notwithstanding anything in this Subscription Agreement to the contrary, FEAC and Newco shall not (and shall cause their officers, directors, employees and agents not to) publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber without the prior written consent (including by e-mail) of Subscriber (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of Nasdaq or other Exchange, as applicable, in which case FEAC and Newco shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

8. Trust Account Waiver. In addition to the waiver of Newco pursuant to Section 8.17 of the Business Combination Agreement, and notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that FEAC has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber acknowledges that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall (x) serve to limit or prohibit Subscriber’s right to pursue a claim against FEAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that Subscriber may have in the future against FEAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of FEAC, including, but not limited to, any redemption right with respect to any such securities of FEAC. In the event Subscriber has any Claim against FEAC under this Subscription Agreement, Subscriber shall pursue such Claim solely against FEAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by FEAC to induce FEAC to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. Notwithstanding the foregoing, in no event shall the terms of this Section 8 apply to any money or other assets held outside the Trust Account. In the event Subscriber, in connection with this Subscription Agreement, commences any action which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of FEAC’s or Newco’s shareholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to FEAC and Newco all of their legal fees and costs in connection with any such action in the event that FEAC and Newco prevail in such action.

9. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, (including, without limitation, enGene, any Placement Agent, any of their respective affiliates or any of their respective control persons, officers, directors or employees), other than the representations and warranties of FEAC and Newco expressly set forth in this Subscription Agreement, in making its investment or decision to invest in FEAC. Subscriber acknowledges and agrees that none of (i) an Other Subscriber pursuant to any Other Subscription Agreement or any other agreement related to the PIPE Financing (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber) or (ii) enGene, the Placement Agents, their respective affiliates or any of their respective control persons, officers, directors, partners, agents or employees, shall be liable to Subscriber pursuant to this Subscription Agreement or any other agreement related to the PIPE Financing for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the PIPE Financing or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by FEAC, the Newco, the Placement Agents or any Non-Party Affiliate (as defined below) concerning FEAC, Newco, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of FEAC, Newco, the Placement Agents or any of FEAC’s, Newco’s or the Placement Agents’ controlled affiliates or any family member of the foregoing. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of FEAC or Newco or any of their respective affiliates or subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other

Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

10. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of FEAC to the public without registration are available to holders of FEAC’s shares of common stock and for so long as Subscriber holds the Subscribed Shares, FEAC agrees to:

10.1. make and keep public information available, as those terms are understood and defined in Rule 144; and

10.2. file with the Commission in a timely manner all reports and other documents required of FEAC under the Securities Act and the Exchange Act so long as FEAC remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

10.3. furnish to Subscriber so long as it owns Subscribed Shares, as promptly as practicable upon request, (x) a written statement by FEAC, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

FEAC (or following the Assumption, Newco) shall, if requested by Subscriber, use commercially reasonable efforts to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Subscribed Shares, (ii) request its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at Subscriber’s option, if (a) Subscriber has sold or transferred Subscribed Shares pursuant to the effective Registration Statement or in compliance with Rule 144, or (b) Subscriber intends to sell or transfer Subscribed Shares pursuant to the effective Registration Statement or in compliance with Rule 144 promptly after such request to FEAC. FEAC’s obligation to remove legends under this paragraph may be conditioned upon Subscriber providing such undertakings, representations and documentation (including broker representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Ordinary Shares to FEAC (or its successor) upon reasonable request to assist FEAC in making the determination described above. Notwithstanding the foregoing, FEAC will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of FEAC, Newco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

FORBION EUROPEAN ACQUISITION CORP.

By:
Name:
Title:

ENGENE HOLDINGS INC.

By:
Name:
Title:

Accepted and agreed this 16th day of May 2023.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: May 16, 2023

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship

☐	Tenants-in-Common

☐	Community Property

Subscriber’s EIN:	Joint Subscriber’s
EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: _________________________	Telephone No.: _____________________

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Subscribed Shares subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by FEAC in the Closing Notice.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of FEAC or Newco or acting on behalf of an affiliate of FEAC or Newco.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐

Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.